EXHIBIT 10.3
COMCAST CORPORATION
2002 RESTRICTED STOCK PLAN
(As Amended and Restated, Effective October 22, 2020)
1.BACKGROUND AND PURPOSE
(a)Background. COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation 2002 Restricted Stock Plan (the “Plan”) effective October 22, 2020.
(b)Purpose. The purpose of the Plan is to promote the ability of Comcast Corporation to recruit and retain employees and enhance the growth and profitability of Comcast Corporation by providing the incentive of long-term awards for continued employment and the attainment of performance objectives.
(c)Purpose of the Amendment; Credits Affected. The Plan was previously amended and restated, effective January 1, 2005 in order (i) to preserve the favorable tax treatment available to amounts deferred pursuant to the Plan before January 1, 2005 and the earnings credited in respect of such amounts (each a “Grandfathered Amount”) in light of the enactment of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as part of the American Jobs Creation Act of 2004, and the issuance of various Notices, Announcements, Proposed Regulations and Final Regulations thereunder (collectively, “Section 409A”), and (ii) with respect to all other amounts eligible to be deferred under the Plan, to comply with the requirements of Section 409A. Grandfathered Amounts will continue to be subject to the terms and conditions of the Plan as in effect prior to January 1, 2005. All amounts eligible to be deferred under the Plan other than Grandfathered Amounts will be subject to the terms of this amendment and restatement of the Plan and Section 409A.
(d)Reservation of Right to Amend to Comply with Section 409A. In addition to the powers reserved to the Board and the Committee under Paragraph 14 of the Plan, the Board and the Committee reserve the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of the Section 409A.
(e)Deferral Provisions of Plan Unfunded and Limited to Select Group of Management or Highly Compensated Employees. Deferral Eligible Grantees and Non-Employee Directors may elect to defer the receipt of Restricted Stock and Restricted Stock Units as provided in Paragraph 8. The deferral provisions of Paragraph 8 and the other provisions of the Plan relating to the deferral of Restricted Stock and Restricted Stock Units are unfunded and maintained primarily for the purpose of providing a select group of management or highly compensated employees the opportunity to defer the receipt of compensation otherwise payable to such eligible employees in accordance with the terms of the Plan.

(f)     References to Written Forms, Elections and Notices. Any action under the Plan that requires a written form, election, notice or other action shall be treated as completed if taken via electronic or other means, to the extent authorized by the Committee.
2.DEFINITIONS
(a)[RESERVED]
(b)“Account” means unfunded bookkeeping accounts established pursuant to Paragraph 8(h) and maintained by the Committee in the names of the respective Grantees (i) to which Deferred Stock Units, dividend equivalents and earnings on dividend equivalents shall be credited with respect to the portion of the Account allocated to the Company Stock Fund and (ii) to which amounts credited to the Income Fund or an Other Investment Fund are credited with income, gains, and losses as provided in Article 8, reduced by distributions in accordance with the Plan.
(c)“Active Grantee” means each Grantee who is actively employed by a Participating Company.
(d)“Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(e)“Annual Rate of Pay” means, as of any date, an employee’s annualized base pay rate. An employee’s Annual Rate of Pay shall not include sales commissions or other similar payments or awards.
(f)“Applicable Interest Rate” means:
(i)Except as otherwise provided in Paragraph 2(f)(ii):
(A)     The Applicable Interest Rate with respect to amounts credited to the Income Fund that are attributable to (1) dividends and other distributions credited with respect to Deferred Stock Units that are deferred pursuant to Initial Deferral Elections made before January 1, 2010 and (2) Diversification Elections and Special Diversification Elections made before January 1, 2010 shall be the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to 8% (0.08) per annum, or such other interest rate established by the Committee from time to time.
(B)     The Applicable Interest Rate with respect to amounts credited to the Income Fund that are attributable to:
(1)    dividends and other distributions credited with respect to Deferred Stock Units that are deferred pursuant to Initial Deferral Elections made on or after January 1, 2010 and before January 1, 2014; and

(2)    Diversification Elections and Special Diversification Elections made on or after January 1, 2010 and before January 1, 2014 and Subsequent Deferral Elections made before January 1, 2021 with respect to the amounts described in this Paragraph 2(f)(i)(B)(2);

shall be the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to 12% per annum, or such other interest rate established by the Committee from time to time.
(C)     Effective with respect to amounts credited to the Income Fund that are attributable to:
(1)    dividends and other distributions credited with respect to Deferred Stock Units that are deferred pursuant to Initial Deferral Elections made on or after January 1, 2014 and before January 1, 2021:
(2)     dividends and other distributions credited with respect to Deferred Stock Units that are deferred pursuant to Regular Deferral Elections made before January 1, 2021; and
(3)    Diversification Elections and Special Diversification Elections that become effective on or after January 1, 2014 and before January 1, 2021, and Subsequent Deferral Elections made before January 1, 2021 with respect to the amounts described in this Paragraph 2(f)(i)(C)(3);
the “Applicable Interest Rate” shall be the Applicable Interest Rate that applies to “Protected Account Balances” under the Comcast Corporation 2005 Deferred Compensation Plan (the “2005 Deferred Compensation Plan”) if, as of the September 30th immediately preceding the Plan Year to which the Initial Deferral Election, Regular Deferral Election or Diversification Election

applies, the sum of (x) the Grantee’s Account under the 2005 Deferred Compensation Plan to the extent such Account is credited to the Income Fund, plus (y) the Grantee’s Account under the Comcast Corporation 2002 Deferred Compensation Plan (the “2002 Deferred Compensation Plan”) to the extent such Account is credited to the Income Fund, plus (z) the portion of the Grantee’s Account under this Plan credited to the Income Fund, is less than the High-Water Mark. If the conditions described in the preceding sentence do not apply, the “Applicable Interest Rate” shall be the Applicable Interest Rate that applies under the 2005 Deferred Compensation Plan to amounts credited pursuant to Initial Deferral Elections with respect to compensation earned after December 31, 2013, that are not Protected Account Balances.
(ii)Effective for the period beginning as soon as administratively practicable following (A) a significant reduction in a Grantee’s compensation and services to the Company, as determined by the Committee in its sole discretion, and (B) a Grantee’s employment termination date, in each case, to the date the Grantee’s Account is distributed in full, the Committee, in its sole and absolute discretion, may designate the term “Applicable Interest Rate” for such Grantee’s Account to mean the lesser of: (A) the rate in effect under Paragraph 2(f)(i) or (B) the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to the Prime Rate plus one percent, compounded annually as of the last day of the calendar year. A Grantee’s re-employment by a Participating Company following an employment termination date shall not affect the Applicable Interest Rate that applies to the part of the Grantee’s Account (including interest credited with respect to such part of the Grantee’s Account) that was credited before such employment termination date. Notwithstanding the foregoing, the Committee may delegate its authority to determine the Applicable Interest Rate under this Paragraph 2(f)(ii) to an officer of the Company or committee of two or more officers of the Company.
(g)     “AT&T Broadband Transaction” means the acquisition of AT&T Broadband Corp. (now known as Comcast Cable Communications, LLC) by the Company.
(h)“Award” means an award of Restricted Stock or Restricted Stock Units granted under the Plan.
(i)“Board” means the Board of Directors of the Company.

(j)“Change in Control” means:
(i)Except as provided in Paragraph 2(j)(ii), “Change in Control” means the occurrence of any one or more of the following events:
(A)    following February 22, 2016, any person or “group” (as defined in Section 13(d) of the Exchange Act) (each, a “Person”), other than an employee benefit plan or trust maintained by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors, unless a majority of the directors of the Company in office immediately preceding the date on which such Person acquires such beneficial ownership, by resolution negates the effectiveness of this provision in a particular circumstance);
(B)    at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board;
(C)    the consummation of (x) a merger, consolidation, reorganization or similar corporate transaction involving the Company or any of its subsidiaries with any other corporation or entity, which would result in the combined voting power of the Company’s securities entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation, reorganization or other similar transaction representing (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) less than a majority of the combined voting power of the Company or such surviving entity or parent outstanding immediately after such merger, consolidation, reorganization or other similar transaction, or (y) any sale, lease, exchange or other transfer to any Person of all or substantially all of the assets of the Company, in one transaction or a series of related transactions; or

(D)    the approval by the shareholders of the Company of a liquidation or dissolution of the Company.
(ii)For purposes of Paragraph 8, and with respect to the distribution of amounts subject to an Award that constitute “deferred compensation” (within the meaning of Section 409A), the term “Change in Control” shall mean any transaction or series of transactions that constitutes a change in the ownership or effective control or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A.
(k)“Code” means the Internal Revenue Code of 1986, as amended.
(l)“Comcast Plan” means any restricted stock, restricted stock unit, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including but not limited to this Plan, the Comcast Corporation 2003 Stock Option Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 1996 Stock Option Plan, Comcast Corporation 1987 Stock Option Plan and the Comcast Corporation 2002 Deferred Stock Option Plan.
(m)“Committee” means the Compensation Committee of the Board, provided that all references to the Committee shall be treated as references to the Committee’s delegate with respect to any Award granted within the scope of the delegate’s authority pursuant to Paragraph 5(f).
(n)“Common Stock” means Class A Common Stock, par value $0.01, of the Company.
(o)“Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
(p) “Company Stock Fund” means a hypothetical investment fund pursuant to which Deferred Stock Units are credited with respect to a portion of an Award subject to an Election, and thereafter until (i) the date of distribution or (ii) the effective date of a Diversification Election, to the extent a Diversification Election applies to such Deferred Stock Units, as applicable. The portion of a Grantee’s Account deemed invested in the Company Stock Fund shall be treated as if such portion of the Account were invested in hypothetical shares of Common Stock otherwise deliverable as Shares upon the Vesting Date associated with Restricted Stock or Restricted Stock Units, and all dividends and other distributions paid with respect to Common Stock were credited to the Income Fund, held uninvested in cash and credited with interest at the Applicable Interest Rate as of the next succeeding December 31 (to the extent the Account continues to be deemed credited in the form of Deferred Stock Units through such December 31), provided that dividends and other distributions paid with respect to Common Stock shall be credited with interest at the Applicable Interest Rate commencing as of the date on which dividends or other distributions are paid, provided further that with respect to the Accounts of Non-Employee Directors, (a) dividends and other distribution paid on or before July 31, 2020 shall be credited to the Income Fund, and (b) dividends and other distributions paid after July 31, 2020 shall be credited to the Company Stock Fund as a hypothetical purchase of Common Stock at Fair Market Value on the applicable dividend or distribution payment date. To the extent a distribution of a Grantee’s Account is attributable to amounts credited to the Company Stock Fund (i) as Deferred Stock Units that have never been the subject of a completed Diversification Election or (ii) under circumstances described in Paragraph 8(j)(ii)(A), distributions shall be made in the form of Common Stock. All other distributions of Account balances shall be made in cash.
(q)“Date of Grant” means the date on which an Award is granted.
(r)“Deceased Grantee” means:
(i)A Grantee whose employment by a Participating Company is terminated by death; or
(ii)A Grantee who dies following termination of employment by a Participating Company.
(s)“Deferral Eligible Employee” means:
(i)Effective for the period extending from January 1, 2014 through December 31, 2018:
(A)    An Eligible Employee whose Annual Rate of Pay is $250,000 or more as of both: (x) the date on which an Initial Deferral Election or Regular Deferral Election is filed with the Committee; and (y) the first day of the calendar year in which such Initial Deferral Election or Regular Deferral Election is filed.
(B)    Each New Key Employee.
(C)    Each other employee of a Participating Company who is designated by the Committee, in its sole and absolute discretion, as a Deferral Eligible Employee.
(ii)Effective on and after January 1, 2019:
(A)    An Eligible Employee whose Annual Rate of Pay is $350,000 or more as of both: (x) the date on which an Initial Deferral Election or Regular Deferral Election is filed with the Committee; and (y) the first day of the calendar year in which such Initial Deferral Election or Regular Deferral Election is filed.

(B)    Each New Key Employee.
(C)    Each other employee of a Participating Company who is designated by the Committee, in its sole and absolute discretion, as a Deferral Eligible Employee.
Notwithstanding anything in this Paragraph 2(s) to the contrary, except as otherwise provided by the Committee or its delegate, no Grantee who is an employee of NBCUniversal, LLC, a Delaware limited liability company, and its subsidiaries (collectively, “NBCUniversal”) shall be a Deferral Eligible Employee with respect to any Award granted to such Grantee on or after January 29, 2011.
(t)“Deferred Stock Units” means the number of hypothetical Shares subject to an Election.
(u)“Disability” means:
(i)A Grantee’s substantial inability to perform Grantee’s employment duties due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause for a period of 12 consecutive months or for a cumulative period of 52 weeks in any two-calendar year period; or
(ii)If different from the definition in Paragraph 2(u)(i) above, “Disability” as it may be defined in such Grantee’s employment agreement between the Grantee and the Company or an Affiliate, if any.
(v)“Disabled Grantee” means:
(i)A Grantee whose employment by a Participating Company is terminated by reason of Disability;
(ii)The duly-appointed legal guardian of an individual described in Paragraph 2(v)(i) acting on behalf of such individual.
(w)“Diversification Election” means a Grantee’s election to have a portion of the Grantee’s Account credited in the form of Deferred Stock Units and attributable to any grant of Restricted Stock or Restricted Stock Units deemed liquidated and credited thereafter under the Income Fund or an Other Investment Fund, as provided in Paragraph 8(k)(i), if (and to the extent that) it is approved by the Committee or its delegate in accordance with Paragraph 8(k)(ii), provided that no Diversification Election by a Grantee who is a Non-Employee Director shall be recognized on or after July 31, 2020.
(x)“Election” means, as applicable, an Initial Deferral Election, Regular Deferral Election, or a Subsequent Deferral Election.

(y)“Eligible Employee” means an employee of a Participating Company, as determined by the Committee.
(z)“Fair Market Value” means:
(i)If Shares or shares of any Other Investment Fund are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a share on the principal exchange on which shares are listed on the date of determination, or if such date is not a trading day, the next trading date.
(ii)If Shares or shares of any Other Investment Fund are not so listed, but trades of shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.
(iii)If Shares or shares of any Other Investment Fund are not so listed nor trades of shares so reported, Fair Market Value shall be determined by the Committee in good faith.
(aa)“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.
(bb)    “Grandfathered Amount” means amounts described in Paragraph 1(c) that were deferred under the Plan and that were earned and vested before January 1, 2005.
(cc)    “Grantee” means an Eligible Employee or Non-Employee Director who is granted an Award.
(dd)    “Hardship” means an “unforeseeable emergency,” as defined in Section 409A. The Committee shall determine whether the circumstances of the Grantee constitute an unforeseeable emergency and thus a Hardship within the meaning of this Paragraph 2(dd). Following a uniform procedure, the Committee’s determination shall consider any facts or conditions deemed necessary or advisable by the Committee, and the Grantee shall be required to submit any evidence of the Grantee’s circumstances that the Committee requires. The determination as to whether the Grantee’s circumstances are a case of Hardship shall be based on the facts of each case; provided however, that all determinations as to Hardship shall be uniformly and consistently made according to the provisions of this Paragraph 2(dd) for all Grantees in similar circumstances.
(ee)    “High Balance Participant” means (a) a Grantee the value of whose Account that is deemed invested in the Income Fund is greater than or equal to the

Income Fund Limit, as determined by the Committee and (b) effective July 31, 2020, a Grantee who is a Non-Employee Director.
(ff)    “High-Water Mark” means:
(i)With respect to amounts credited to the Income Fund on account of Diversification Elections made in 2014, the highest of the sum of the amounts described in (A), (B) and (C) below as of the last day of any calendar quarter beginning after December 31, 2008 and before October 1, 2013:
(A)    the Grantee’s Account under the 2005 Deferred Compensation Plan, to the extent credited to the Income Fund; plus
(B)    the Grantee’s Account under the 2002 Deferred Compensation Plan, to the extent credited to the Income Fund; plus
(C)    the portion of the Grantee’s Account under this Plan credited to the Income Fund.
(ii)With respect to amounts credited to the Income Fund on account of Diversification Elections and Special Diversification Elections made after 2014, the sum of (x) plus (y) where (x) equals the highest of the sum of the amounts described in Paragraphs 2(ee)(i)(A), (B) and (C) as of the last day of any calendar quarter beginning after December 31, 2008 and before January 1, 2014, and (y) equals the sum of:
(A)    The amount credited to the Income Fund with respect to a Grantee’s Account under Section 3.8 of the 2005 Deferred Compensation Plan after December 31, 2013 and on or before September 30, 2014 that is contractually committed pursuant to an employment agreement entered into on or before December 31, 2013; plus
(B)    The deferred portion of a Grantee’s cash bonus award earned for 2013 to the extent credited to the Income Fund and payable, but for the Grantee’s deferral election under the 2005 Deferred Compensation Plan after December 31, 2013 and on or before September 30, 2014; plus
(C)    The amount credited to the Income Fund pursuant to a Diversification Election or Special Diversification Election made by a Grantee before January 1, 2014 with respect to

Restricted Stock Units that vest after December 31, 2013 and on or before September 30, 2014.
(gg)    “Income Fund” means a hypothetical investment fund pursuant to which an amount equal to the Fair Market Value of Deferred Stock Units subject to a Diversification Election is credited as of the effective date of such Diversification Election and, except as otherwise provided in Paragraph 8(j) and Paragraph 8(k), as to which interest is credited thereafter until the date of distribution at the Applicable Interest Rate. In addition, the Income Fund shall also be deemed to hold dividend equivalents and earnings on dividend equivalents credited to a Grantee’s Account as described in Paragraph 2(b) and Paragraph 2(p). Notwithstanding any other provision of the Plan to the contrary, for purposes of determining the time and form of payment of amounts credited to the Income Fund, the rules of the 2005 Deferred Compensation Plan shall apply on the same basis as if such amounts were credited to a Grantee’s account under such 2005 Deferred Compensation Plan. The “9% Fund” means that portion of the Income Fund with respect to which the Applicable Interest Rate is 9%. The “12% Fund” means that portion of the Income Fund with respect to which the Applicable Interest Rate is 12%. The “Prime Plus One Fund” means that portion of the Income Fund with respect to which the Applicable Interest Rate is described in Paragraph 2(f)(ii). For purposes of this Paragraph 2(gg), the Income Fund shall include amounts credited to the Income Fund under the 2002 Deferred Compensation Plan and the 2005 Deferred Compensation Plan.
(hh)    “Income Fund Limit” means:
(i)    With respect to Grantees other than Non-Employee Directors, $100 million, provided that if the amount credited to a Grantee’s Income Fund is greater than $100 million as of December 31, 2019, the Income Fund Limit applicable to such Grantee for any applicable Plan Year shall be equal to the amount credited to a Grantee’s Income Fund as of the December 31 immediately preceding such applicable Plan Year until such balance is equal to or less than $100 million.
(ii)    With respect to Grantees who are Non-Employee Directors, effective as of July 31, 2020, $0 (zero dollars).
The Committee may waive or modify downward the Income Fund Limit applicable to one or more High Balance Participants in its discretion. For purposes of this Paragraph 2(hh), the Income Fund shall include amounts credited to the Income Fund under the 2002 Deferred Compensation Plan and 2005 Deferred Compensation Plan.
(ii)    “Initial Deferral Election” means a written election on a form provided by the Committee, pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(a)(i), to defer the distribution date of Shares issuable with respect to Restricted Stock Units; and (ii) designates the distribution date of such Shares.

(jj)    [RESERVED]
(kk)    “New Key Employee” means:
(i)    Effective for the period extending from January 1, 2014 through December 31, 2018, each employee of a Participating Company who:
(A)    becomes an employee of a Participating Company and has an Annual Rate of Pay of $250,000 or more as of his employment commencement date; or
(B)    has an Annual Rate of Pay that is increased to $250,000 or more and who, immediately preceding such increase, was not a Deferral Eligible Employee.
(ii)    Effective on and after January 1, 2019, each employee of a Participating Company who:
(A)    becomes an employee of a Participating Company and has an Annual Rate of Pay of $350,000 or more as of his employment commencement date; or
(B)    has an Annual Rate of Pay that is increased to $350,000 or more and who, immediately preceding such increase, was not a Deferral Eligible Employee.
(ll)    “Non-Employee Director” means an individual who is a member of the Board, and who is not an Eligible Employee, including an individual who is a member of the Board and who previously was an employee of the Company.
(mm)    “Normal Retirement” means a Grantee’s termination of employment that is treated by the Participating Company as a retirement under its employment policies and practices as in effect from time to time.
(nn)    “Other Available Shares” means, as of any date, the sum of:
(i)    The total number of Shares owned by a Grantee or such Grantee’s Family Member that were not acquired by such Grantee or such Grantee’s Family Member pursuant to a Comcast Plan or otherwise in connection with the performance of services to the Company or an Affiliate; plus
(ii)    The excess, if any of:

(A)    The total number of Shares owned by a Grantee or such Grantee’s Family Member other than the Shares described in Paragraph 2(nn)(i); over
(B)    The sum of:
(1)    The number of such Shares owned by such Grantee or such Grantee’s Family Member for less than six months; plus
(2)    The number of such Shares owned by such Grantee or such Grantee’s Family Member that has, within the preceding six months, been the subject of a certification pursuant to Paragraph 9(c)(ii) or any similar certification under any other Comcast Plan; plus
(3)    The number of such Shares owned by such Grantee or such Grantee’s Family Member that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, or as to which ownership was attested to as payment, in full or in part, of the exercise price for an option to purchase any securities of the Company or an Affiliate of the Company, under any Comcast Plan, but only to the extent of the number of Shares surrendered or attested to; plus
(4)    The number of such Shares owned by such Grantee or such Grantee’s Family Member as to which evidence of ownership has, within the preceding six months, been provided to the Company in connection with the crediting of “Deferred Stock Units” to such Grantee’s Account under the Comcast Corporation 2002 Deferred Stock Option Plan (as in effect from time to time).
For purposes of this Paragraph 2(nn), a Share that is subject to an Election pursuant to Paragraph 8 or a deferral election pursuant to another Comcast Plan shall not be treated as owned by a Grantee until all conditions to the delivery of such Share have lapsed. For purposes of determining the number of Other Available Shares, the term “Shares” shall also include the securities held by a Grantee or such Grantee’s Family Member immediately before the consummation of the AT&T Broadband Transaction that have converted into Shares.
(oo)    “Other Investment Fund” means the Company Stock Fund and such other hypothetical investment funds designated by the Committee, pursuant to which income, gains, and losses are credited to a Grantee’s Account as if the Account, to the extent deemed invested in such Other Investment Fund, were credited with income, gains, and losses as if actually invested in such Other Investment Fund. The Grantee shall designate the Other Investment Funds in which the Grantee’s Account shall be invested in accordance with rules established by the Committee.

(pp)    “Participating Company” means the Company and each of the Subsidiary Companies.
(qq)    “Performance-Based Compensation” means “Performance-Based Compensation” within the meaning of Section 409A.
(rr)    “Performance Period” means a period of at least 12 months during which a Grantee may earn Performance-Based Compensation.
(ss)    “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
(tt)    “Plan” means the Comcast Corporation 2002 Restricted Stock Plan, as set forth herein, and as amended from time to time.
(uu)    “Plan Year” means the calendar year.
(vv)    “Prime Rate” means, for any calendar year, the interest rate that, when compounded daily pursuant to rules established by the Committee from time to time, is mathematically equivalent to the prime rate of interest (compounded annually) as published in the Eastern Edition of The Wall Street Journal on the last business day preceding the first day of such calendar year, and as adjusted as of the last business day preceding the first day of each calendar year beginning thereafter.
(ww)    “Regular Deferral Election” means a written election on a form provided by the Committee, pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(a)(ii), to defer the distribution date of Shares issuable with respect to Restricted Stock Units; and (ii) designates the distribution date of such Shares.
(xx)    “Restricted Stock” means Shares subject to restrictions as set forth in an Award.
(yy)    “Restricted Stock Unit” means a unit that entitles the Grantee, upon the Vesting Date set forth in an Award, to receive one Share.
(zz)    “Retired Grantee” means a Grantee who has terminated employment pursuant to a Normal Retirement.
(aaa)    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.
(bbb)    “Section 16 Officer” means an “officer” of the Company, as defined pursuant to Rule 16a-1(f) under the 1934 Act.

(ccc)    “Share” or “Shares” means a share or shares of Common Stock.
(ddd)    “Special Diversification Election” means, with respect to each separate Award, a Diversification Election made before October 22, 2020 by a Grantee other than a Non-Employee Director to have more than 40 percent of the Deferred Stock Units credited to such Grantee’s Account in the Company Stock Fund liquidated and credited thereafter under the Income Fund or an Other Investment Fund, as provided in Paragraph 8(k)(i), if (and to the extent that) it is approved by the Committee or its delegate in accordance with Paragraph 8(k)(ii).
(eee)    “Subsequent Deferral Election” means a written election on a form provided by the Committee, filed with the Committee in accordance with Paragraph 8(d), pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(d), to further defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; and (ii) designates the distribution date of such Shares.
(fff)    “Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of section 424(f) of the Code.
(ggg)    “Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.
(hhh)    “Terminating Event” means a Change in Control.
(iii)    “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.
(jjj)    “Vesting Date” means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Grantee vests in a Restricted Stock Unit.
(kkk)    “1933 Act” means the Securities Act of 1933, as amended.
(lll)    “1934 Act” means the Securities Exchange Act of 1934, as amended.
3.RIGHTS TO BE GRANTED
Rights that may be granted under the Plan are:
(a)Rights to Restricted Stock which gives the Grantee ownership rights in the Shares subject to the Award, subject to a substantial risk of forfeiture, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8; and

(b)Rights to Restricted Stock Units which give the Grantee the right to receive Shares upon a Vesting Date, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8. The maximum number of Shares subject to Awards that may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 10, shall be 4.0 million Shares.
4.SHARES SUBJECT TO THE PLAN
(a)Shares Available for Grant. Subject to adjustment as provided in Paragraph 10, not more than 304 million Shares in the aggregate may be issued under the Plan pursuant to the grant of Awards. The Shares issued under the Plan may, at the Company’s option, be either Shares held in treasury or Shares originally issued for such purpose.
(b)Shares Returned to the Reserve. If Restricted Stock or Restricted Stock Units are forfeited pursuant to the terms of an Award, the Shares underlying such forfeited Award shall return to the pool of Shares available for issuance under the Plan.
(c)Share Recycling Prohibitions. If the Company withholds Shares to satisfy its tax withholding obligations, such withheld Shares shall not again become available for Awards or increase the number of Shares available for grant under Paragraph 4(a).
5.ADMINISTRATION OF THE PLAN
(a)Administration. The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Paragraph 5 shall apply so that all references in this Paragraph 5 to the Committee shall be treated as references to either the Board or the Committee acting alone.
(b)Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to select those Employees and Non-Employee Directors to whom Awards shall be granted under the Plan, to determine the number of Shares and/or Restricted Stock Units, as applicable, to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares and the conditions upon which a Vesting Date shall occur. The determination of the Committee in all such matters shall be conclusive.
(c)Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.
(d)Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.
(e)Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company’ s Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.
(f) Delegation of Authority. The Committee may delegate its authority with respect to the grant, amendment, interpretation and administration of grants and awards of restricted stock and restricted stock units to a person, persons or committee, in its sole and absolute discretion. Actions taken by the Committee’s duly-authorized delegate shall have the same force and effect as actions taken by the Committee. Any delegation of authority pursuant to this Paragraph 5(f) shall continue in effect until the earliest of:
(i)such time as the Committee shall, in its sole and absolute discretion, revoke such delegation of authority;
(ii)in the case of delegation to a person that is conditioned on such person’s continued service as an employee of the Company or as a member of the Board, the date such delegate shall cease to serve in such capacity for any reason; or
(iii)the delegate shall notify the Committee that he or she declines to continue to exercise such authority.
6.ELIGIBILITY
Awards may be granted only to Eligible Employees and Non-Employee Directors.
7.RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
The Committee may grant Awards in accordance with the Plan, provided that the Board or the Committee may grant Awards to Non-Employee Directors authorized by the Comcast Corporation 2002 Non-Employee Director Compensation Plan, or otherwise. With respect to Awards to Non-Employee Directors, the rules of this Paragraph 7 shall apply so that either the Board or the Committee acting alone shall have all of the authority otherwise reserved in this Paragraph 7 to the Committee.

The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:
(a)Time of Grant. All Awards shall be granted on or before May 19, 2026.
(b)Terms of Awards. The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.
(c)Awards and Agreements. Each Grantee shall be provided with an agreement specifying the terms of an Award. The Company shall arrange for the recording of Grantee’s ownership of the Restricted Stock on a book entry recordkeeping system maintained on behalf of the Company.
(d)Restrictions. Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock or Restricted Stock Units awarded under the Plan.
(e)Vesting/Lapse of Restrictions. Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Grantee is an employee of a Participating Company as of such Vesting Date, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Grantee’s Restricted Stock or Restricted Stock Units, provided that for avoidance of doubt, such unilateral discretion shall not apply to any grant of rights that is designated as intended to satisfy the rules for performance-based compensation under section 162(m) of the Code.
(f)Rights of the Grantee. Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Grantee whose Award consists of Restricted Stock Units shall not have the right to vote with respect to such Restricted Stock Units. With respect to Awards of Restricted Stock Units granted prior to March 1, 2015, a Grantee shall not have the right to receive dividend equivalents with respect to such Restricted Stock Units.
(g)Dividend Equivalents. With respect to Awards of Restricted Stock Units granted on and after March 1, 2015, the Committee may, in its discretion, provide for the payment of dividend equivalents with respect to Restricted Stock Units, which may be paid directly to the Grantee, accrued and paid by the Company at such time or times specified in the applicable agreement specifying the terms of an Award, or treated as reinvested in additional Restricted Stock Units, or a combination thereof, as determined by the Committee in its sole discretion.
(h)Termination of Grantee’s Employment. A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. A Grantee who is a Non-Employee Director shall be treated as having been terminated upon the Grantee’s termination of service as a Non-Employee Director, provided that if such a Grantee is designated as a Director Emeritus upon termination of service as a Non-Employee Director, such Non-Employee Director shall not be treated as having been terminated until the Grantee’s termination of service as a Director Emeritus. In the event that a Grantee’s employment with all Participating Companies terminates, all Restricted Shares and/or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Grantee and deemed canceled by the Company.
(i)Delivery of Shares. For purposes of the Plan, the Company may satisfy its obligation to deliver Shares issuable under the Plan by arranging for the recording of Grantee’s ownership of Shares issuable under the Plan on a book entry recordkeeping system maintained on behalf of the Company. Except as otherwise provided by Paragraph 8, when a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Grantee that a Vesting Date has occurred, and shall deliver to the Grantee (or the Grantee’s Successor-in-Interest) Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)). The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.
8.DEFERRAL ELECTIONS
A Grantee may elect to defer the receipt of Shares that would otherwise be issuable with respect to Restricted Stock Units as to which a Vesting Date has not occurred, as provided by the Committee in the Award, consistent, however, with the following:
(a)Initial Deferral Election and Regular Deferral Election.
(i)Initial Deferral Election.
(A)    Election. Each Grantee who is a Non-Employee Director or a Deferral Eligible Employee shall have the right to defer the receipt of some or all of the Shares issuable with respect to Restricted Stock Units as to which a Vesting Date has not yet occurred, by filing an Initial Deferral

Election to defer the receipt of such Shares on a form provided by the Committee for this purpose.
(B)    Deadline for Initial Deferral Election. No Initial Deferral Election to defer the receipt of Shares issuable with respect to Restricted Stock Units that are not Performance-Based Compensation shall be effective unless it is filed with the Committee on or before the 30th day following the Date of Grant and 12 or more months in advance of the applicable Vesting Date. No Initial Deferral Election to defer the receipt of Shares issuable with respect to Restricted Stock Units that are Performance-Based Compensation shall be effective unless it is filed with the Committee at least six months before the end of the Performance Period during which such Performance-Based Compensation may be earned.
(ii)Regular Deferral Election.
(A)    Election. Each Grantee who is a Deferral Eligible Employee shall have the right to defer the receipt of some or all of the Shares issuable with respect to Restricted Stock Units as to which a Vesting Date has not yet occurred, and that are not subject to an Initial Deferral Election, by filing a Regular Deferral Election to defer the receipt of such Shares on a form provided by the Committee for this purpose.
(B)    Deadline for Regular Deferral Election. No Regular Deferral Election to defer the receipt of Shares issuable with respect to Restricted Stock Units shall be effective unless it is filed with the Committee on or before the close of business at least one year before the scheduled Vesting Date of such Restricted Stock Units.
(b)Effect of Failure of Vesting Date to Occur. An Election shall be null and void if a Vesting Date with respect to the Restricted Stock Units does not occur before the distribution date for Shares issuable with respect to such Restricted Stock Units identified in such Election.

(c)Deferral Period. Except as otherwise provided in Paragraph 8(d), all Shares issuable with respect to Restricted Stock Units that are subject to an Election shall be delivered to the Grantee (or the Grantee’s Successor-in-Interest) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)), on the distribution date for such Shares designated by the Grantee on the most recently filed Election. The distribution date may vary with each separate Election. A Grantee may elect distribution to commence on the earlier of a date within 60 days following the Grantee’s death or the date otherwise specified pursuant to an Initial Deferral Election, a Regular Deferral Election, or a Subsequent Deferral Election.
(i)Initial Deferral Election. Except as otherwise specifically provided by the Plan:
(A)    With respect to Initial Deferral Elections made with respect to Restricted Stock Units subject to Awards granted before January 1, 2021, no distribution pursuant to an Initial Deferral Election may be made earlier than January 2nd of the third calendar year beginning after the Vesting Date, nor later than January 2nd of the eleventh calendar year beginning after the Vesting Date.
(B)    With respect to Initial Deferral Elections made with respect to Restricted Stock Units subject to Awards granted after December 31, 2020, no distribution pursuant to an Initial Deferral Election may be made earlier than January 2nd of the third calendar year beginning after the Vesting Date, nor later than January 2nd of the eighth calendar year beginning after the Vesting Date.
(ii)Regular Deferral Election.
(A)    With respect to Regular Deferral Elections made with respect to Restricted Stock Units subject to Awards granted before January 1, 2021, no distribution pursuant to an Initial Deferral Election may be made earlier than the fifth anniversary of the Vesting Date, nor later than January 2nd of the eleventh calendar year beginning after the Vesting Date.
(B)    With respect to Regular Deferral Elections made with respect to Restricted Stock Units subject to Awards granted after December 31, 2021, no distribution pursuant to an Initial Deferral Election may be made earlier than the fifth anniversary of the Vesting Date, nor later than January 2nd of the eighth calendar year beginning after the Vesting Date.

(d)     Additional Elections. Notwithstanding anything in this Paragraph 8(d) to the contrary, no Subsequent Deferral Election shall be effective until 12 months after the date on which such Subsequent Deferral Election is made.
(i)Each Active Grantee, and each Grantee designated by the Committee who has served as a Non-Employee Director or Section 16 Officer at any time on or after January 1, 2019 (whether or not such individual is an Active Grantee) (A) who has previously made an Initial Deferral Election or a Regular Deferral Election to receive a distribution of part or all of his or her Account, or (B) who, pursuant to this Paragraph 8(d)(i) has made a Subsequent Deferral Election to defer the distribution date for Shares issuable with respect to Restricted Stock Units may delay the payment date for an additional period from the originally-elected distribution date, provided that—
(A)    With respect to Subsequent Deferral Elections made with respect to Restricted Stock Units subject to Awards granted before January 1, 2021, no distribution pursuant to an Initial Deferral Election may be made earlier than the fifth anniversary of the previously-elected distribution date, nor later than the tenth anniversary of the previously-elected distribution date;
(B)    With respect to Subsequent Deferral Elections made with respect to Restricted Stock Units subject to Awards granted after December 31, 2020, no distribution pursuant to an Initial Deferral Election may be made earlier than the fifth anniversary of the previously-elected distribution date, nor later than the seventh anniversary of the previously-elected distribution date;
by filing a Subsequent Deferral Election with the Committee on or before the close of business at least one year before the date on which the distribution would otherwise be made. The number of Subsequent Deferral Elections under this Paragraph 8(d)(i) shall not be limited. Notwithstanding the foregoing, except as otherwise provided by the Committee, an Active Grantee who returns to service with a Participating Company following a termination of service may not make a Subsequent Deferral Election with respect to amounts subject to an Initial Deferral Election or a Subsequent Deferral Election that was filed with the Committee before such return to service.
(ii)A Deceased Grantee’s Successor-in-Interest may elect to file a Subsequent Deferral Election to defer the distribution date for the

Deceased Grantee’s Shares issuable with respect to Restricted Stock Units for five additional years from the date payment would otherwise be made. A Subsequent Deferral Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the Deceased Grantee’s last Election.
(iii)A Retired Grantee may elect to defer the distribution date of the Retired Grantee’s Shares issuable with respect to Restricted Stock Units for five additional years from the date payment would otherwise be made. A Subsequent Deferral Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the Retired Grantee’s last Election.
(e)Distributions of Accounts.
(i)Manner of Distribution. Amounts credited to an Account shall be distributed pursuant to an Initial Deferral Election, a Regular Deferral Election, or a Subsequent Deferral Election in either:
(A)    A lump sum payment; or
(B)    With respect to Initial Deferral Elections, Regular Deferral Elections, and Subsequent Deferral Elections made with respect to Restricted Stock Units subject to Awards granted before January 1, 2021, substantially equal monthly or annual installments over a five- (5), ten- (10) or fifteen- (15) year period; or
(C)    With respect to Initial Deferral Elections, Regular Deferral Elections, and Subsequent Deferral Elections made with respect to Restricted Stock Units subject to Awards granted after December 31, 2020, substantially equal monthly or annual installments over a five- (5) or ten- (10) year period.
Installment distributions payable in the form of shares of Common Stock shall be rounded to the next lower whole share.
(ii)Discretion to Provide for Distribution in Full Upon or Following a Change in Control. To the extent permitted by Section 409A, in connection with a Change in Control, and for the 12-month period following a Change in Control, the Committee may exercise its discretion to terminate the deferral provisions of the Plan and, notwithstanding any other provision of the Plan or the terms of any Initial Deferral Election, Regular Deferral Election or Subsequent

Deferral Election, distribute the Account of each Grantee in full and thereby effect the revocation of any outstanding Initial Deferral Elections, Regular Deferral Election or Subsequent Deferral Elections.
(f)Hardship. Notwithstanding the terms of an Initial Deferral Election, Regular Deferral Election or Subsequent Deferral Election, if, at the Grantee’s request, the Committee determines that the Grantee has incurred a Hardship, the Committee may, in its discretion, authorize the immediate distribution of all or any portion of the Grantee’s Account.
(g)Other Acceleration Events. To the extent permitted by Section 409A, notwithstanding the terms of an Initial Deferral Election, Regular Deferral Election or Subsequent Deferral Election, distribution of all or part of a Grantee’s Account may be made:
(i)To fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code) to the extent permitted by Treasury Regulations section 1.409A-3(j)(4)(ii) or any successor provision of law).
(ii)To the extent necessary to comply with laws relating to avoidance of conflicts of interest, as provided in Treasury Regulation section 1.409A-3(j)(4)(iii) (or any successor provision of law).
(iii)To pay employment taxes to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(vi) (or any successor provision of law).
(iv)In connection with the recognition of income as the result of a failure to comply with Section 409A, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(vii) (or any successor provision of law).
(v)To pay state, local or foreign taxes to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xi) (or any successor provision of law).
(vi)In satisfaction of a debt of a Grantee to a Participating Company where such debt is incurred in the ordinary course of the service relationship between the Grantee and the Participating Company, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xiii) (or any successor provision of law).

(vii)In connection with a bona fide dispute as to a Grantee’s right to payment, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xiv) (or any successor provision of law).
(h)Book Accounts. An Account shall be established for each Grantee who makes an Election. Deferred Stock Units shall be credited to the Account as of the date an Election becomes effective. Each Deferred Stock Unit will represent a hypothetical share of Common Stock credited to the Account in lieu of delivery of the Shares to which the Election applies. To the extent an Account is deemed invested in an Other Investment Fund, the Committee shall credit income, gains, and losses on the same basis as if the Account were directly invested in such Other Investment Fund. To the extent an Account is deemed invested in the Income Fund, the Committee shall credit earnings with respect to such Account at the Applicable Interest Rate, as further provided in Paragraph 8(k).
(i)Plan-to-Plan Transfers. The Committee may delegate its authority to arrange for plan-to-plan transfers as described in this Paragraph 8(i) to an officer of the Company or committee of two or more officers of the Company.
(i)The Committee may, with a Grantee’s consent, make such arrangements as it may deem appropriate to transfer the Company’s obligation to pay benefits with respect to such Grantee which have not become payable under this Plan, to another employer, whether through a deferred compensation plan, program or arrangement sponsored by such other employer or otherwise, or to another deferred compensation plan, program or arrangement sponsored by the Company or an Affiliate. Following the completion of such transfer, with respect to the benefit transferred, the Grantee shall have no further right to payment under this Plan.
(ii)The Committee may, with a Grantee’s consent, make such arrangements as it may deem appropriate to assume another employer’s obligation to pay benefits with respect to such Grantee which have not become payable under the deferred compensation plan, program or arrangement under which such future right to payment arose, to the Plan, or to assume a future payment obligation of the Company or an Affiliate under another plan, program or arrangement sponsored by the Company or an Affiliate. Upon the completion of the Plan’s assumption of such payment obligation, the Committee shall establish an Account for such Grantee, and the Account shall be subject to the rules of this Plan, as in effect from time to time.
(j)Crediting of Income, Gains, and Losses on Accounts.

(i)In General. Except as otherwise provided in this Paragraph 8(j) or Paragraph 8(k), the value of a Grantee’s Account as of any date shall be determined as if it were invested in the Company Stock Fund.
(ii)Credits to Other Investment Funds.
(A)    Post-Termination Elections. To the extent credited to the Income Fund, the Accounts of Non-Employee Directors and Section 16 Officers whose Subsequent Deferral Elections are made after their termination of service shall be credited to an Other Investment Fund. The Committee may designate the specific Other Investment Fund or Funds to which the Account of any individual who has terminated service to the Company shall be invested.
(B)    High Balance Participants.
(1)    If the Income Fund of a Grantee other than a Non-Employee Director exceeds the Income Fund Limit as of the last day of a Plan Year, the excess of (x) the amount credited to the Grantee’s Income Fund over (y) the Income Fund Limit shall be deemed transferred to an Other Investment Fund as of such last day of such Plan Year.
(2)    If a Non-Employee Director’s Income Fund exceeds the Income Fund Limit as of July 31, 2020, the amount credited to the Non-Employee Director’s Income Fund shall be transferred to an Other Investment Fund as of August 1, 2020, and all amounts credited to the Non-Employee Director’s Account on and after August 1, 2020 shall be deemed invested in an Other Investment Fund.
(C)    Section 16 Officers. Pursuant to rules established by the Committee or its delegate, a Section 16 Officer may elect to (x) transfer amounts credited to their Accounts that were previously subject to a Diversification Election and that are deemed to be invested in the Income Fund to an Other Investment Fund, or (y) transfer amounts credited to their Accounts that were previously subject to a Diversification Election and that are deemed to be invested in an Other Investment Fund to the Income Fund to the extent that immediately after such transfer, the amount credited to such Section 16 Officer’s Income Fund does not exceed the Income Fund Limit.

(D)     Subsequent Deferral Elections. Amounts subject to a Subsequent Deferral Election that takes effect while a Grantee’s Income Fund exceeds the Income Fund Limit shall be deemed invested in an Other Investment Fund.
(iii)Protocol for Deemed Transfers between Income Fund and an Other Investment Fund. As provided in Article 8, the timing of distributions of amounts credited to a Grantee’s Account is established pursuant to Initial Deferral Elections, Regular Deferral Elections, and Subsequent Deferral Elections, and a Grantee may elect various distribution dates for amounts subject to Initial Deferral Elections, Regular Deferral Elections, and Subsequent Deferral Elections. Amounts deemed transferred from the Income Fund to Other Investment Funds as a result of the application of the Income Fund Limit or pursuant to elective transfers described in Paragraph 8(j)(ii)(C), and amounts deemed transferred from an Other Investment Fund to the Income Fund pursuant to elective transfers described in Paragraph 8(j)(ii)(C) shall be sourced and allocated on a uniform and consistent basis as determined by the Committee, provided that amounts transferred among Funds, and any income, gains, or losses credited with respect to such transferred amounts, shall continue to be subject to the distribution timing and manner of distribution election to which such amounts were subject immediately before the deemed transfer, and provided further than no amounts shall be deemed transferred to or from the Income Fund under the 2002 Deferred Compensation Plan.
(k)     Diversification Elections. This Paragraph 8(k) shall not apply to (x) elective transfers described in Paragraph 8(j)(ii)(C) of amounts that were previously subject to a Diversification Election or (y) effective July 31, 2020 the Account of any Non-Employee Director.
(i)In General. Except as otherwise provided in Paragraph 8(k)(ii) and Paragraph 8(k)(v), the opportunity to make a Diversification Election shall be available at any time that a Registration Statement filed under the 1933 Act (a “Registration Statement”) is effective with respect to the Plan.
(ii)Committee Approval of Diversification Elections. The opportunity to make a Diversification Election on and after October 22, 2020 and the extent to which a Diversification Election applies to Deferred Stock Units credited to the Company Stock Fund may be approved or rejected by the Committee or its delegate in its sole discretion. A Diversification Election shall only be effective if (and to the extent) approved by the Committee or its delegate.

(iii)Time and Manner of Making Diversification Elections. Each Grantee and, in the case of a Deceased Grantee, the Successor-in-Interest, may make a Diversification Election to convert Deferred Stock Units attributable to such Award credited to the Company Stock Fund to the Income Fund. Except as otherwise provided in Paragraph 8(j)(ii), no deemed transfers shall be permitted from the Income Fund to the Company Stock Fund. Diversification Elections under this Paragraph 8(k)(iii) shall be prospectively effective on the later of: (A) the date designated by the Grantee on a Diversification Election filed with and approved by the Committee; or (B) the business day next following the lapse of six months from the date Deferred Stock Units subject to the Diversification Election are credited to the Grantee’s Account. In no event may a Diversification Election be effective earlier than the business day next following the lapse of six (6) months from the date Deferred Stock Units are credited to the Account following the lapse of restrictions with respect to an Award.
(iv)Interfund Transfers and Timing of Credits. Account balances subject to a Diversification Election under this Paragraph 8(k) shall be deemed transferred from the Company Stock Fund to the Income Fund or Other Investment Fund, as applicable, immediately following the effective date of such Diversification Election. The value of amounts deemed invested in the Income Fund or Other Investment Fund immediately following the effective date of a Diversification Election shall be based on hypothetical sales of Common Stock underlying the liquidated Deferred Stock Units (and, if applicable, hypothetical purchases of shares of Other Investment Funds) at Fair Market Value as of the effective date of a Diversification Election.
(v)Diversification Limit. No Diversification Election during a calendar year by an Eligible Employee shall be effective after October 22, 2020 if the sum of (x) the value of the Eligible Employee’s Account in the 2005 Deferred Compensation Plan, plus (y) the value of the Eligible Employee’s Account in the 2002 Deferred Compensation Plan, plus (z) the value of the Eligible Employee’s Account in this Plan to the extent such Account is credited to the “Income Fund,” exceeds the “Contribution Limit” (as defined in the 2005 Deferred Compensation Plan) with respect to such calendar year, determined as of September 30th immediately preceding such calendar year.
(l)Grantees’ Status as General Creditors. A Grantee’s right to delivery of Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall at all times represent the general obligation of the Company. The Grantee shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to such obligation. Nothing contained in the Plan or an Award shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained in the Plan or an Award shall be construed to eliminate any priority or preferred position of a Grantee in a bankruptcy matter with respect to claims for wages.
(m)Non-Assignability, Etc. The right of a Grantee to receive Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall not be subject in any manner to attachment or other legal process for the debts of such Grantee; and no right to receive Shares or cash payments hereunder shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.
(n)Required Suspension of Payment of Benefits. Notwithstanding any provision of the Plan or any Grantee’s election as to the date or time of payment of any benefit payable under the Plan, To the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to payments due to the Grantee upon or following his separation from service, then notwithstanding any other provision of this Plan, any such payments that are otherwise due within six months following the Grantee’s separation from service will be deferred and paid to the Grantee in a lump sum immediately following that six month period.
9.SECURITIES LAWS; TAXES
(a)Securities Laws. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with a Vesting Date occurring with respect to Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.
(b)Taxes. Subject to the rules of Paragraph 9(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a Vesting Date with respect to any Award, or distribution of all or any part of a Grantee’s Account. The Company shall not be required to deliver Shares pursuant to any Award or distribute a Grantee’s Account until it has been indemnified to its satisfaction for any such tax, charge or assessment.

(c)Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.
(i)In connection with the grant of any Award, the occurrence of a Vesting Date under any Award or the distribution of a Grantee’s Account, or if, under the terms of an Award, a Grantee’s rights with respect to Restricted Stock Units become free of a substantial risk of forfeiture as the result of the Grantee’s satisfaction of the age and service conditions for retirement eligibility, and, as a result thereof, employment tax liabilities arise, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.
(ii)Except as otherwise provided in this Paragraph 9(c)(ii), any tax withholding obligations incurred in connection with the grant of any Award, the occurrence of a Vesting Date under any Award under the Plan that is not subject to an Initial Deferral Election, Regular Deferral Election or Subsequent Deferral Election, or the distribution of the portion of a Grantee’s Account that is credited to the Company Stock Fund, shall be satisfied by the Company’s withholding a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or more of the following:
(A)    To the extent permitted by applicable law, to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law, provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount;
(B)    With respect to tax liabilities arising on or after January 1, 2017, to have Shares otherwise deliverable to the Grantee after the application of the other provisions of this Paragraph 9(c)(ii) redeemed by the Company for the Fair Market Value of such Shares on the vesting date or other time of delivery of Shares, and have the cash proceeds of such redemption remitted by the Company to the Grantee to facilitate one or more estimated tax payments to the Internal Revenue Service or other taxing authority for the taxable year in which such vesting occurs, provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value of such Shares to be redeemed by the Company; and
(C)    To pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant, Vesting Date or Account distribution.
In all cases, the Shares so withheld or redeemed by the Company, as applicable, shall have a Fair Market Value that does not exceed the amount of taxes to be withheld or remitted via estimated tax payments minus the cash payment, if any, made by the Grantee or withheld from an Account distribution. Any election pursuant to this Paragraph 9(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 9(c)(ii) may be made only by a Grantee or, in the event of the Grantee’s death, by the Grantee’s legal representative. Shares withheld or redeemed, as applicable, pursuant to this Paragraph 9(c)(ii) shall not be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 9(c)(ii) as it deems appropriate.
(iii)If part of a Grantee’s Award is subject to an Initial Deferral Election or a Regular Deferral Election, or, under the terms of an Award, a Grantee’s rights with respect to Restricted Stock Units become free of a substantial risk of forfeiture as the result of the satisfaction of a performance or service condition, or the Grantee’s satisfaction of the age and service conditions for retirement eligibility, and, as a result thereof, employment tax liabilities arise, then, except to the extent the Grantee affirmatively elects otherwise as part of the Initial Deferral Election or Regular Deferral Election, the Grantee shall be required to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements. As part of the Grantee’s Initial Deferral Election or Regular Deferral Election, the Grantee may elect that Shares subject to such Award be withheld by the Company to the extent necessary to pay such employment tax liabilities (on a fully grossed-up basis to cover income and other withholding tax liabilities that may arise in connection with such an event), notwithstanding that such Shares may not yet have vested and become deliverable in accordance with the terms of the Award. Shares withheld pursuant to this Paragraph 9(c)(iii) shall be deemed allocated and offset against the number of Restricted Stock Units that may become subject to vesting under the terms of the Award on a basis pro rata to the Restricted Stock Units that give rise to the employment tax liabilities. With respect to any Grantee under the Plan who is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act, the requirement to withhold Shares pursuant to this Paragraph 9(c)(iii) is intended to permit such Grantees to obtain the benefit of section 16(b)(3)(e) of the 1934 Act.
10.CHANGES IN CAPITALIZATION
The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares and/or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares and/or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Paragraph 10 and any such determination by the Committee shall be final, binding and conclusive.
11.TERMINATING EVENTS
(a)The Committee shall give Grantees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. Except as otherwise provided in Paragraph 11(b), the Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a Vesting Date with respect to an Award of Restricted Stock or Restricted Stock Units (other than Restricted Stock or Restricted Stock Units that have previously been forfeited) shall be eliminated, in full or in part. Further, the Committee may, in its discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any Election made pursuant to Paragraph 8, upon the consummation of a Terminating Event, Shares issuable with respect to Restricted Stock or Restricted Stock Units subject to an Election made pursuant to Paragraph 8 shall be transferred to the Grantee, and all amounts credited to the Income Fund shall be paid to the Grantee.
(b)No amounts subject to an Award under the Plan that constitute “deferred compensation” (as defined in Section 409A) shall be subject to distribution before the scheduled vesting date for such distribution in connection with a Change in Control unless such Change in Control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), except to the extent that earlier distribution would not result in any obligation to pay interest or additional tax under Section 409A.
12.CLAIMS PROCEDURE
If an individual (hereinafter referred to as the “Applicant,” which reference shall include the legal representative, if any, of the individual) does not receive timely payment of benefits to which the Applicant believes he is entitled under Paragraph 8 of the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.
An Applicant may file a claim for benefits with the Committee on a form supplied by the Committee. If the Committee wholly or partially denies a claim, the Committee shall provide the Applicant with a written notice stating:
(a)The specific reason or reasons for the denial;
(b)Specific reference to pertinent Plan provisions on which the denial is based;
(c)A description of any additional material or information necessary for Applicant to perfect the claim and an explanation of why such material or information is necessary; and
(d)Appropriate information as to the steps to be taken in order to submit a claim for review.
Written notice of a denial of a claim shall be provided within 90 days of the receipt of the claim, provided that if special circumstances require an extension of time for processing the claim, the Committee may notify the Applicant in writing that an additional period of up to 90 days will be required to process the claim.
If the Applicant’s claim is denied, the Applicant shall have 60 days from the date of receipt of written notice of the denial of the claim to request a review of the denial of the claim by the Committee. Request for review of the denial of a claim must be submitted in writing. The Applicant shall have the right to review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall provide a written decision within 60 days of its receipt of the Applicant’s request for review, provided that if special circumstances require an extension of time for processing the review of the Applicant’s claim, the Committee may notify the Applicant in writing that an additional period of up to 60 days shall be required to process the Applicant’s request for review.
It is intended that the claims procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.
Claims for benefits under the Plan must be filed with the Committee at the following address:
Comcast Corporation
One Comcast Center, 52nd Floor
1701 John F. Kennedy Boulevard
Philadelphia, PA 19103-2838
Attention: General Counsel

13.REPAYMENT
If it is determined by the Board that gross negligence, intentional misconduct or fraud by a Section 16 Officer or a former Section 16 Officer caused or partially caused the Company to have to restate all or a portion of its financial statements, the Board, in its sole discretion, may, to the extent permitted by law and to the extent it determines in its sole judgment that it is in the best interests of the Company to do so, require repayment of any Shares of Restricted Stock granted after February 28, 2007 or Shares delivered pursuant to the vesting of Restricted Stock Units granted after February 28, 2007 to such Section 16 Officer or former Section 16 Officer, or to effect the cancellation of unvested Restricted Stock or unvested Restricted Stock Units, if (i) the vesting of the Award was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement, and (ii) the extent of vesting of the Award would have been less had the financial statements been correct. In addition, to the extent that the receipt of an Award subject to repayment under this Paragraph 13 has been deferred pursuant to Paragraph 8 (or any other plan, program or arrangement that permits the deferral of receipt of an Award), such Award (and any earnings credited with respect thereto) shall be forfeited in lieu of repayment.
14.AMENDMENT AND TERMINATION
The Plan may be terminated by the Board at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be affected by any such termination or amendment without the written consent of the Grantee.

15.INTERPRETATION
The Committee shall have the power to interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan. All determinations by the Committee shall be final, conclusive and binding on all Persons, including Grantees and their beneficiaries.
16.     TERM OF PLAN
The Plan shall expire on May 19, 2026, unless sooner terminated by the Board.
17.    GOVERNING LAW
The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania law.
Executed on the 22nd day of October, 2020.

COMCAST CORPORATION

BY: /s/ Thomas J. Reid
Thomas J. Reid